Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)
ServiceNow, Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title (4)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common Stock, par value $0.001 per share	Rule 456(b) and Rule 457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)
	Equity	Preferred Stock, par value $0.001 per share	Rule 456(b) and Rule 457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)
	Other	Warrants	Other (5)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
Total Offering Amounts						N/A		N/A
Total Fees Previously Paid								N/A
Total Fee Offsets								N/A
Net Fee Due								N/A

(1).Omitted pursuant to Form S-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2.A.iii.c.
(2).An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(3).In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the Registrants are deferring payment of all of the registration fee. Any subsequent registration fees will be paid on a pay-as-you-go basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(4).Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(5).Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is required with respect to the warrants.